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                                                                  Exhibit 32.1


                            CERTIFICATION PURSUANT TO
                               18 U.S.C. SS. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


This certification is intended to accompany U.S. Plastic Lumber Corp.'s (the "Company") Quarterly Report on Form 10-Q for the period ended June 30, 2003 with the Securities and Exchange Commission on the date hereof (the "Report"), and is given solely for the purpose of satisfying the requirements of 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. To the best of my knowledge, I, Mark S. Alsentzer, hereby certify in my capacity as the Chief Executive Officer of the Company, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                       /s/ Mark S. Alsentzer
                                       -----------------------------------------
                                       Mark S. Alsentzer
                                       Chief Executive Officer


Date: August 14, 2003


The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.



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